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                                                                      EXHIBIT 21
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HARSCO CORPORATION
                                                                      EXHIBIT 21
Subsidiaries of the Registrant:

                                                    Country of              Ownership
Name                                                Incorporation           Percentage
----                                                -------------           ----------
Heckett MultiServ SAIC                              Argentina                   100%
MetServ Holdings Pty. Limited                       Australia                    55%
MetServ (Australasia) Pty. Ltd.                     Australia                    70%
MetServ Victoria Pty. Ltd.                          Australia                    70%
MetServ Pty. Ltd.                                   Australia                    55%
Harsco (Australia) Pty. Limited                     Australia                   100%
Fairmont Tamper (Australia) Pty. Limited            Australia                   100%
Taylor-Wharton (Australia) Pty. Limited             Australia                   100%
Alu Serv Middle East W.L.L.                         Bahrain                      75%
Heckett MultiServ S.A.                              Belgium                     100%
Heckett MultiServ Russia S.A.                       Belgium                     100%
Loyquip Holdings S.A.                               Belgium                     100%
Societe D'Etudes et D'Administration                Belgium                     100%
       des Enterprises S.A.
Somafer Benelux Interim S.A.                        Belgium                     100%
Fortuna Insurance Limited                           Bermuda                     100%
Harsco (Bermuda) Limited                            Bermuda                     100%
Sociedade Brasileria de Recuperacao                 Brazil                      100%
       de Metals (Sobremetal) Ltda
Comercio de Rejeitos Industriais Ltda               Brazil                      100%
Harsco Canada Limited                               Canada                      100%
Heckett Technology Services Canada, Inc.            Canada                      100%
Heckett MultiServ S.A.                              Chile                       100%
MultiServ Wuhan Co. Ltd.                            China                       100%
MultiServ Jiangxi Co. Ltd.                          China                       100%
MultiServ s.r.o.                                    Czech Republic              100%
Heckett MultiServ Holding S.A.                      France                      100%
Floyequip S.A.                                      France                      100%
PyroServ                                            France                      100%
Societe Francais D'Interim S.A.                     France                      100%
Heckett MultiServ Sud S.A.                          France                      100%
Carbofer International GmbH                         Germany                     100%
Heckett MultiServ GmbH                              Germany                     100%
Harsco GmbH                                         Germany                     100%
Axil International Ltd.                             Ireland                     100%
IMS Servizi Spa                                     Italy                       100%
MultiServ SRL                                       Italy                       100%
ILSERV SRL                                          Italy                        65%
Luxequip Holdings S.A.                              Luxembourg                  100%
Heckett MultiServ S.A.                              Luxembourg                  100%
Societe Luxembourgoiese D'Interim S.A.              Luxembourg                  100%


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
                                                    Country of              Ownership
Name                                                Incorporation           Percentage
----                                                -------------           ----------
Taylor-Wharton Asia (M) SDN. BHD.                   Malaysia                     70%
Irving, S.A. de C.V.                                Mexico                      100%
Heckett Mexicana, S.A. de C.V.                      Mexico                      100%
Andamios Patentados, S.A. de C.V.                   Mexico                      100%
Servicios Industriales Siderurgicos,                Mexico                      100%
       S.A. de C.V.
Electroforjados Nacionales, S.A. de C.V.            Mexico                      100%
Heckett MultiServ International N.V.                Netherlands                 100%
Heckett MultiServ Finance B.V.                      Netherlands                 100%
Heckett MultiServ China B.V.                        Netherlands                 100%
Heckett MultiServ Far East B.V.                     Netherlands                 100%
Harsco Europa B.V.                                  Netherlands                 100%
Heckett MultiServ (Holland) B.V.                    Netherlands                 100%
Heckett MultiServ AS                                Norway                      100%
Heckett Saudi Arabia Limited                        Saudi Arabia                 55%
MultiServ Slovensko SPOL s r.o.                     Slovakia Republic           100%
FerroServ (Pty.) Limited                            South Africa                100%
FerroServ Operations (Pty.) Ltd.                    South Africa                100%
Heckett MultiServ (South Africa) (Pty.) Ltd.        South Africa                 51%
MultiServ Lycrete S.A.                              Spain                        95%
Serviequipo S.A.                                    Spain                        95%
MultiServ Intermetal S.A.                           Spain                       100%
MultiServ Iberica S.A.                              Spain                       100%
Heckett MultiServ Reclamet S.A.                     Spain                       100%
Gestion Materias Ferricas, S.A.                     Spain                        85%
Heckett MultiServ AB                                Sweden                      100%
Heckett MultiServ plc                               U.K.                        100%
Heckett MultiServ Ltd.                              U.K.                        100%
MultiServ Overseas Ltd.                             U.K.                        100%
Quipco Ltd.                                         U.K.                        100%
Harsco (U.K.) Ltd.                                  U.K.                        100%
The Permanent Way Equipment                         U.K.                        100%
       Company Limited
Harsco Ltd.                                         U.K.                        100%
Tamper Corp. (U.K.) Limited                         U.K.                        100%
Heckett International Services Limited              U.K.                        100%
Heckett Limited                                     U.K.                        100%
Heckett MultiServ Inc.                              U.S.A.                      100%
Heckett MultiServ U.S. Corp.                        U.S.A.                      100%
Heckett MultiServ Operations Ltd.                   U.S.A.                      100%
Heckett MultiServ General Corp.                     U.S.A.                      100%
Heckett MultiServ Intermetal Inc.                   U.S.A.                      100%
Heckett Technology Services Inc.                    U.S.A.                      100%
Harsco Investment Corporation                       U.S.A.                      100%
Harsco Defense Holding, Inc.                        U.S.A.                      100%


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
                                                    Country of              Ownership
Name                                                Incorporation           Percentage
----                                                -------------           ----------
Harsco Foreign Sales Corporation                    U.S. Virgin Islands         100%
Heckett MultiServ MV + MS                           Venezuela                   100%
Heckett Yugoslavia Ltd.                             Yugoslavia                  100%


Companies in which Harsco Corporation does not have majority ownership are not consolidated. These companies are listed below as unconsolidated entities:

                                                    Country of
                                                    Incorporation/          Ownership
Name                                                Organization            Percentage
----                                                ------------            ----------
Ferro Scrap Nigam Ltd.                              India                         40%
P.T. Purna Baja Heckett                             Indonesia                     40%
IKG-Salcon SDN. BHD.                                Malaysia                      50%
Nutter-Niro Ingenieria S.A. de C.V.                 Mexico                        49%
United Defense, L.P.                                U.S.A.                        40%



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